TRACTOR SUPPLY APPOINTS GEORGE MACKENZIE
TO BOARD OF DIRECTORS

Brentwood, Tennessee, May 8, 2007 – Tractor Supply Company (NASDAQ: TSCO), the largest retail farm and ranch store chain in the United States, today announced that George MacKenzie has been appointed to the Company’s board of directors.

Mr. MacKenzie fills the vacancy left by Sam K. Reed, who completed his term and did not stand for re-election to the Company’s board of directors at the Company’s recent 2007 Annual Meeting of Stockholders. Mr. MacKenzie will also serve on the Board’s audit committee.

Mr. MacKenzie, a certified public accountant, currently serves as a board director and audit committee member of C&D Technologies Inc., Safeguard Scientifics Inc. and American Water. He was previously Vice Chairman, Executive Vice President and Chief Financial Officer at Hercules Inc. Mr. MacKenzie has financial reporting expertise as well as broad knowledge of corporate governance and compensation matters.

Jim Wright, President and Chief Executive Officer, stated, “George’s business acumen combined with his focus on strong financial controls and thorough analysis will complement the strengths of our existing board members. We welcome George to our Board and are confident that his knowledge, leadership experience and independent perspective will be valuable assets to Tractor Supply Company. In addition, we thank Sam Reed for his service and valuable contributions during his seven-year tenure on our Board.”

Mr. MacKenzie commented, “Tractor Supply Company has done an outstanding job establishing itself as the retail leader focused on serving the growing rural lifestyle. I welcome this opportunity to serve on Tractor Supply’s Board. I look forward to contributing to the Company’s long-term growth and planning as the Company seeks to further enhance its position in the market.”

About Tractor Supply Company
At March 31, 2007, Tractor Supply Company operated 698 stores in 37 states and one Canadian province. The Company’s stores are focused on supplying the lifestyle needs of recreational farmers and ranchers. The Company also serves the maintenance needs of those who enjoy the rural lifestyle, as well as tradesmen and small businesses. Stores are located in towns outlying major metropolitan markets and in rural communities. The Company offers the following comprehensive selection of merchandise: (1) equine, animal and pet products, including everything necessary for their health, care, growth and containment; (2) maintenance products for agricultural and rural use; (3) hardware and tool products; (4) seasonal products, including lawn and garden power equipment; (5) truck, trailer and towing products; and (6) work clothing for the entire family.

Forward Looking Statements:

As with any business, all phases of the Company’s operations are subject to influences outside its control. This information contains certain forward-looking statements, including statements regarding estimated results of operations in future periods. These forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s financial and accounting procedures, and may be affected by certain risks and uncertainties, any one, or a combination, of which could materially affect the results of the Company’s operations. These factors include general economic cycles affecting consumer spending, weather factors, operating factors affecting customer satisfaction, consumer debt levels, inflation, pricing and other competitive factors, the ability to attract, train and retain qualified employees, the ability to manage growth and identify suitable locations and negotiate favorable lease agreements on new and relocated stores, the timing and acceptance of new products in the stores, the mix of goods sold, the continued availability of favorable credit sources, capital market conditions in general, the ability to increase sales at existing stores, the ability to retain vendors, reliance on foreign suppliers, management of its information systems and the seasonality of the Company’s business. Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and those contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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